UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2013, Benchmark Electronics, Inc. (the Company) held an annual meeting of its shareholders. There were four proposals acted upon at that meeting. Shareholders voted to (1) reelect all the incumbent directors, (2) approve the advisory vote on named executive officer compensation and (3) ratify the appointment of KPMG, LLP as the independent registered public accounting firm of the Company for 2013. Shareholders did not approve the Company’s proposal to amend the Rights Agreement between the Company and Computershare Trust Company, N.A. The following is a description of each proposal and the votes cast with respect to such proposal:

Proposal #1. With respect to the election of directors, the voting was as follows:

Nominee	For	Withheld	Non-Vote
Michael R. Dawson	47,779,676	1,804,177	2,306,918
Gayla J. Delly	49,057,526	526,327	2,306,918
Peter G. Dorflinger	48,924,297	659,556	2,306,918
Douglas G. Duncan	48,644,100	939,753	2,306,918
David W. Scheible	48,147,876	1,435,977	2,306,918
Bernee D. L. Strom	47,735,926	1,847,927	2,306,918
Clay C. Williams	48,202,134	1,381,719	2,306,918

Proposal # 2. With respect to the advisory vote on named executive officer compensation, the voting was as follows:

For	Against	Abstain	Non-Vote
47,060,346	—	2,523,507	2,306,918

Proposal # 3. With respect to the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company, the voting was as follows:

For	Against	Abstain	Non-Vote
51,559,260	319,914	11,597	—

Proposal # 4. With respect to the amendment and approval of the Rights Agreement between the Company and Computershare Trust Company, N.A., the voting was as follows:

For	Against	Abstain	Non-Vote
23,213,685	26,338,445	31,723	2,306,918

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 9, 2013	By:	/s/ Gayla J. Delly
Gayla J. Delly Chief Executive Officer